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Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated April 24, 2007 accompanying the financial statements of Global Beverage Solutions, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2006 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned reports.

/s/ Turner, Stone & Company, LLP
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Dallas, Texas
February 4, 2008